Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-93572, 33-97712, 333-08985, 333-13519, 333-24165, 333-39247,
333-43745, 333-51671-01, 333-51759 and 333-61913 and Form S-8 Nos. 333-12117,
333-29759, 333-29763 and 333-55901) and related Prospectuses of Highwoods Properties, Inc. and in the Registration Statement (Form S-3 No. 333-51671) and related Prospectus of Highwoods Realty Limited Partnership of our report on the consolidated financial statements of J. C. Nichols Company and subsidiaries as of December 31, 1997 and for each of the years in the three-year period then ended, which was dated March 6, 1998.

KPMG PEAT MARWICK LLP
/s/ KPMG PEAT MARWICK LLP

September 28, 1998